Exhibit 4.6

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH IS IT EXERCISABLE (THIS WARRANT AND SUCH SHARES COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR
APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SAID STATE LAWS PROVIDED THE COMPANY IS GIVEN AN OPINION OF COUNSEL OR OTHER INFORMATION AND DOCUMENTATION SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTIONS ARE AVAILABLE.

                                                                   July 12, 2005

Warrant to Purchase 500,000
Shares of Common Stock (the "Purchasable
Shares") at $1.00 (the "Exercise Price")
                                               Tall Oaks Group L.L.C. ("Holder")



              COMMON STOCK PURCHASE WARRANT OF DIRECT INSITE CORP.

                            Void after July 11, 2010

     This Warrant ("Warrant") to purchase Common Stock of Direct Insite Corp., a Delaware corporation (the "Company"), is issued by the Company on the date set forth above (the "Issue Date") to Holder pursuant to the terms of an Amended and Restated Reimbursement Agreement executed contemporaneously herewith. The term "Warrant" as used herein shall include this Warrant and any warrant(s) delivered in substitution or exchange for this Warrant in accordance with the terms hereof.

     This certifies that, for value received, Holder identified above or his/her/its registered assigns (hereinafter, "Holder") is entitled, subject to the terms set forth below, to purchase from the Company the Purchasable Shares, subject to adjustment as hereinafter provided, upon surrender hereof at the principal office of the Company identified below, with the warrant exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number, character and Exercise Price per share of Common Stock are subject to adjustment as provided below.

     1. Certain Definitions. As used herein, the following capitalized terms shall have the respective meanings set forth below:

     (a) "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share, and any other securities or property of the Company or of any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive upon the exercise hereof, in lieu of or in addition to such common stock, or which at any time shall be issuable in exchange for or in replacement of such common stock.

     (b) "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) that is regularly engaged in the business of appraising the capita stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Company or the Holder of any Warrant.

     (b) "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or
(b) if the Common Stock is not listed then on the OTC Bulletin Board or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Holder; provided, however, that the Company, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Company determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

     (c) "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, governmental authority or other entity of whatever nature.

     (d) "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

2. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, commencing on the date hereof (the "Exercise Commencement Date") and continuing until 5:00 p.m., Eastern Time, on the fifth anniversary of the date hereof (the "Exercise Period"). This Warrant shall be void following the Exercise Period. The term of this Warrant shall commence on the date hereof and continue until the last day of the Exercise Period (the "Term").

3. Exercise Price. The price per share of Common Stock for which this Warrant may be exercised shall be $1.00 per share, as adjusted from time to time pursuant to Section 13 hereof. All shares of Common Stock or other securities issued pursuant to this Warrant shall be fully-paid and non-assessable.

4. Exercise of Warrant.

     (a) During the Exercise Period, the purchase rights represented by this Warrant shall be exercisable by Holder in whole or in part, but not for less than five hundred (500) shares of Common Stock at a time (or such lesser number of shares which may then constitute the maximum number purchasable pursuant to this Warrant (such number being subject to adjustment as provided in Section 13 below), at any time, or from time to time during the Term, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate Exercise Price, or by "cashless exercise" as provided in Section 5 below.


     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within three (3) Trading Days after exercise (the "Delivery Date"), the Company at its expense shall issue and deliver to the person or persons entitled to receive, or as otherwise directed by the Holder, the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part and it can thereafter be exercised for additional shares of Common Stock, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may thereafter be exercised.

     (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Common Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall
(1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Common Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

5. Exercise by Surrender of Warrant. In addition to and without limiting the rights of the Holder, the Holder may, at its election, in lieu of paying to the Company an amount equal to the aggregate Exercise Price for the Common Stock being purchased, convert this Warrant into the number of shares of Common Stock equal to the value (as determined below) of this Warrant, in which event the Company shall issue to the Holder the number of shares of Common Stock computed by using the following formula:

     X = Y - (A)(Y)
             ------
               B

     X =  the number of shares of Common Stock to be issued to the Holder.

     Y = the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

     A =  the Exercise Price.

     B =  the Per Share Market Value of one share of Common Stock.

6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

8. Rights of Stockholders. Subject to Section 13 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed to be a holder of Common Stock, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised.

9. Transfer of Warrant.

     (a) Warrant Register. The Company shall maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change such Holder's address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 9(a) above, issuing Common Stock upon exercise hereof, exchanging or replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     (c) Transferability and Non-Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 9, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof.

     (e) Compliance with Securities Laws.

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the securities to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account for investment and not as a nominee for any other party, and not with a view toward the resale or distribution thereof.

          (ii) This Warrant and certificates representing any shares of Common Stock issuable upon exercise hereof shall bear a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS. COPIES OF THE WARRANT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

10. Reservation of Stock. The Company covenants that during the Term, the Company will reserve from its authorized Common Stock a number of shares sufficient to provide for the issuance of such Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend the certificate of incorporation of the Company to ensure that there are sufficient reserves of shares of Common Stock issuable upon exercise of this and the other Warrants on the conditions herein provided and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further represents, warrants and covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, charges and other similar encumbrances in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     11.  Notice of Adjustment.

     (a) Whenever the Company is required to issue a certificate following an adjustment pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

     (b) In case:

          (i)  of   any   capital    reorganization   of   the   Company,    any
               reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another entity, or

          (ii) of any voluntary dissolution, liquidation of winding-up of the Company.

the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, and in each such case, the Company shall mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

     (c) All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and
(ii) in the case of mailing, on the third business day following the date of such mailing.

12. Amendments. Any provision of this Warrant may be amended and the observance of any provision of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Holder of this Warrant and the Company. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13. Adjustments. The Exercise Price and the Purchasable Shares hereunder are subject to adjustment from time to time as follows:

     (a) Reclassification, etc.

          (i) If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall (each, a "Triggering Event"): (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto (including the right of a shareholder to elect the type of consideration it will receive upon a Triggering Event), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 13. Notwithstanding the foregoing to the contrary, this Section 13(a)(i) shall only apply if the surviving entity pursuant to any such Triggering Event is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board. In the event that the surviving entity pursuant to any such Triggering Event is not a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, then the Holder shall have the right to demand that the Company pay to the Holder an amount equal to the value of this Warrant according to the Black-Scholes formula.

          (ii) Notwithstanding anything contained in this Warrant to the contrary and so long as the surviving entity pursuant to any Triggering
     Event is a public company that is registered pursuant to the Securities Exchange Act of 1934, as amended, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the
     Company under this Warrant (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

     (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Exercise Price then in effect shall be adjusted to equal (A) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

     (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore: (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company); (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash); or (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash), then and in each case (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the
Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Exercise Price then in effect shall be adjusted to equal (A) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

     (d) Adjustment for Financing(s). Notwithstanding anything contained herein to the contrary, the rights and terms of the Holder as set forth in this Warrant, including, without limitation, the Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrant, shall be adjusted to reflect any more favorable terms or rights that may be included in any financing consummated prior to September 30, 2005, or series of related financings in respect of such financing (irrespective of whether any such series of related financings occurs prior to September 30, 2005), or, if no financing is consummated prior to September 30, 2005, then in the Company's next round of financing, or series of related financings, whichever financing is the most favorable.

     (e) Certificate as to Adjustments. The Company shall, at its expense, upon the written request any holder of this Warrant following the occurrence of each adjustment or readjustment pursuant to this Section 13 hereof, promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (f) No Impairment. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and (subject to Section 1 above) in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of this Warrant against impairment.

     13. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles thereof relating to the conflict of laws, except to the extent that matters of due authorization and issuance of this Warrant or any other securities of the Company or the rights, privileges and obligations of holders of securities of the Company. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The individual(s) executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise

     IN WITNESS WHEREOF, DIRECT INSITE CORP. has caused this Warrant to be executed by a duly authorized officer as of the date first set forth above.

                                DIRECT INSITE CORP.



                                By:/s/ Michael J. Beecher
                                Michael J. Beecher
                                Chief Financial Officer

                               NOTICE OF EXERCISE
To:     Direct Insite Corp.

1. The undersigned hereby elects to purchase $ _____ of shares of common stock of Direct Insite Corp., a Delaware corporation ("Common Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in full.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned for investment and not as a nominee for any other party, and that the undersigned will not offer, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                        ----------------------------------------
                                        [Name]

                                        ----------------------------------------

                                        ----------------------------------------

                                        [Name]

                                        ----------------------------------------

1. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:




                                        ----------------------------------------
                                        [Name]

                                        ----------------------------------------

------------------------------
                                        ----------------------------------------

[Date]                                  [Signature]

                                        ----------------------------------------

                                      -a-

                                ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant:

Name of Assignee                 Address                    No. of Shares
--------------------------------------------------------------------------------



and does hereby irrevocably constitute and appoint ____________________ Attorney to make such transfer on the books of Direct Insite Corp., a Delaware corporation (the "Company"), maintained for the purpose, with full power of substitution in the premises.

DATED: _____________________


                                        ----------------------------------------

                                        Signature of Holder

                                        ----------------------------------------

                                        ----------------------------------------

                                        (Witness)

                                        ----------------------------------------

     The Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment for Assignee's own account for investment and not as a nominee for any other party, not with a view toward the resale or distribution thereof, and that the undersigned will not offer, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of this Warrant or any shares of stock to be issued on the exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED:  _____________________



                                        ----------------------------------------

                                        Signature of Assignee

                                        ----------------------------------------

                                        ----------------------------------------

                                        (Witness)

                                        ----------------------------------------




                                      -ii-